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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
            SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                        ALEXANDRIA REAL ESTATE EQUITIES, INC.
                (Exact name of Registrant as Specified in its Charter)

              MARYLAND                               95-4502084
     --------------------------         ------------------------------------
      (State of Incorporation           (I.R.S. Employer Identification No.)
         or Organization)


                            135 NORTH LOS ROBLES AVENUE
                                     SUITE 250
                            PASADENA, CALIFORNIA  91101
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                      (Address of principal executive offices)


If this Form relates to the            If this Form relates to the
registration of a class of             registration of a class of securities
securities pursuant to Section         pursuant to Section 12(g) of the
12(b) of the Exchange Act and is       Exchange Act and is effective pursuant
effective pursuant to General          to General Instruction A.(d), please
Instruction A.(c), please check the    check the following box.   [   ]
following box.  [   ]

Securities Act registration statement file number to which this form relates:
333-56451
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                       Name of Each Exchange on Which
to be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------

9.50% Series A Cumulative Redeemable     New York Stock Exchange
Preferred Stock, $.01 par value per
share


Securities to be registered pursuant to Section 12(g) of the Act:  None
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ITEM 1    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the 9.50% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), of Alexandria Real Estate Equities, Inc. (the "Company") is contained in a Prospectus Supplement filed with the Securities and Exchange Commission on June 9, 1999 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. Such Prospectus Supplement supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-56451), which became effective on June 26, 1998. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

ITEM 2    EXHIBITS.

          The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

     3.1 Articles of Amendment and Restatement of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

     3.2 Certificate of Correction of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

     3.3 Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

     3.4 Amendment to Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

     3.5 Articles Supplementary of the Company relating to the 9.50% Series A Cumulative Redeemable Preferred Stock of the Company.

     4.1 Specimen certificate of 9.50% Series A Cumulative Redeemable Preferred Stock of the Company.


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                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        ALEXANDRIA REAL ESTATE EQUITIES, INC.



                                        By:    /s/ Peter J. Nelson
                                               -------------------
                                        Name:  Peter J. Nelson
                                        Title: Chief Financial Officer

Date:  June 9, 1999

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